Exhibit 5.1

Sierra Plaza 6100 Neil Road, Suite 500 Reno, Nevada 89511-1159 775.688.3000 woodburnandwedge.com

October 4, 2023

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94090

Ladies and Gentlemen:

We have acted as special Nevada counsel to Vistagen Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the offer and sale by the Company of (i) 15,010,810 shares of common stock of the Company, $0.001 par value per share (the “Common Shares”), (ii) pre-funded warrants of the Company to purchase up to 3,577,240 Common Shares (the “Pre-Funded Warrants”), (iii) warrants of the Company to purchase up to 9,294,022 Common Shares (or Pre-Funded Warrants to purchase up to 9,294,022 Common Shares in lieu thereof) (the “Tranche 1 Warrants”), and (iv) warrants of the Company to purchase up to 11,265,086 Common Shares (or Pre-Funded Warrants to purchase up to 11,265,086 Common Shares in lieu thereof) (the “Tranche 2 Warrants,” and together with the Pre-Funded Warrants, the Tranche 1 Warrants and the Common Shares, the “Securities”). The offer and sale of the Securities have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-254299) filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), including a base prospectus dated March 26, 2021 (the “Base Prospectus”), and a final prospectus supplement dated October 2, 2023 relating to the Securities (together with the Base Prospectus, the “Prospectus”). The Company has entered into an Underwriting Agreement, dated as of October 2, 2023, by and among the Company and Jefferies LLC, Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C., as representatives of the Underwriters listed on Schedule A thereto (the “Underwriting Agreement”), relating to the sale of the Securities. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of:

(i)	the Underwriting Agreement;
(ii)	the Restated Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on August 11, 2016;
(iii)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 15, 2017;
(iv)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 6, 2019;

Vistagen Therapeutics, Inc. October 4, 2023 Page 2

(v)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on March 5, 2021;
(vi)	Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on June 5, 2023;
(vii)	Second Amended and Restated Bylaws of the Company, adopted August 16, 2016, as amended through the date hereof, and certified to us to be currently in effect;
(viii)	a Certificate of Good Standing for the Company issued by the Nevada Secretary of State on October 4, 2023;
(ix)	the Registration Statement;
(x)	the Base Prospectus;
(xi)	the Prospectus;
(xii)

the notice of effectiveness filed on March 26, 2021 on the Electronic Data Gathering, Analysis and Retrieval System as to the effective time and date of the Registration Statement being on March 26, 2021;

(xiii)

Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) dated March 12, 2021, authorizing and approving the Registration Statement, the issuance and sale of the securities described in the Registration Statement;

(xiv)

Resolutions of the Board of Directors adopted as of September 25, 2023, authorizing and approving the Underwriting Agreement, the issuance and sale of the Securities described in the Prospectus, and constituting the Pricing Committee;

(xv)	Unanimous Written Consent of the Pricing Committee adopted as of October 2, 2023, authorizing:
a.

the issuance of the Securities at a price of (x) $5.38 per share of Common Stock and accompanying Tranche 1 Warrant and Tranche 2 Warrant or (y) $5.379 per Pre-Funded Warrant and accompanying Tranche 1 Warrant and Tranche 2 Warrant; and

b.

an exercise price per share of Common Stock or Pre-Funded Warrant for each Tranche 1 Warrant of $5.38, and an exercise price per share of Common Stock or Pre-Funded Warrant for each Tranche 2 Warrant of $8.877;

(xvi)	the form of Pre-Funded Warrant;
(xvii)	the form of Tranche 1 Warrant;
(xviii)	the form of Tranche 2 Warrant; and
(xix)	a certificate, dated October 4, 2023, from an Officer of the Company as to certain factual matters, including, the incumbency of the officers of the Company (the “Officer's Certificate”).

In addition to the foregoing, we have examined such other instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

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In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so; (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.

This opinion is limited to the Nevada Revised Statutes, and we disclaim any opinion as to the laws of any other jurisdiction.  We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Common Shares have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement upon receipt by the Company of the consideration described therein, will be validly issued, fully paid and non-assessable. The Pre-Funded Warrants, the Tranche 1 Warrants, and the Tranche 2 Warrants have been duly authorized and, when executed and delivered by the Company pursuant to the Underwriting Agreement upon receipt by the Company of the consideration described therein, will be valid and binding obligations of the Company. The Common Shares issuable upon exercise of the Pre-Funded Warrants, the Tranche 1 Warrants, and the Tranche 2 Warrants have been duly authorized and, when issued and paid for upon exercise of the Pre-Funded Warrants, the Tranche 1 Warrants, or the Tranche 2 Warrants in accordance with the terms of the Pre-Funded Warrants, the Tranche 1 Warrants, or the Tranche 2 Warrants, as the case may be, will be validly issued, fully paid and nonassessable, to the extent such issues are governed by Nevada law.

This opinion is rendered to you in connection with the Registration Statement and is not to be relied upon for any other purpose. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson